Exhibit 4.2

RESOLUTIONS OF THE PRICING COMMITTEE

OF THE BOARD OF DIRECTORS OF

MASCO CORPORATION

February 18, 2021

WHEREAS, the Company has filed a Registration Statement (No. 333-229556) on Form S-3 with the Securities and Exchange Commission, which is in effect;

WHEREAS, the Company desires to create three series of securities under the Indenture dated as of February 12, 2001, as supplemented by the First Supplemental Indenture dated as of November 30, 2006 and the Second Supplemental Indenture dated as of September 18, 2020 (the “Indenture”), with The Bank of New York Mellon Trust Company, N.A. (as successor trustee under agreement originally with Bank One Trust Company, National Association) (the “Trustee”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of this Company (“Securities”) in one or more series under such Indenture; and

WHEREAS, capitalized terms used in these resolutions and not otherwise defined are used with the same meaning ascribed to such terms in the Indenture.

RESOLVED, that there is established a series of Securities under the Indenture, the terms of which shall be as follows (such series of Securities, the “2031 Notes”):

1.	Such Securities shall be designated as the “2.000% Notes Due 2031”.

2.

The aggregate principal amount of such Securities which may be authenticated and delivered under the Indenture is limited to Six Hundred Million Dollars ($600,000,000), except for such Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture.

3.	The date on which the principal of such Securities shall be payable is February 15, 2031. Such Securities are not subject to any sinking fund.

4.

Such Securities shall bear interest from March 4, 2021 at the rate of 2.000% per annum, payable semi-annually in arrears on February 15 and August 15 of each year commencing on August 15, 2021 until the principal thereof is paid or made available for payment. The February 1 and August 1 (whether or not a business day), as the case may be, immediately preceding each such interest payment date shall be the “record date” for the determination of holders to who interest is payable.

5.

Such Securities shall be issued initially in the form of global securities registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and will be held by the Trustee as custodian for DTC. Such Securities shall be subject to the procedures of DTC and will not be issued in definitive registered form.

6.

The principal of and interest on such Securities shall be payable at the office or agency of this Company maintained for such purpose in Chicago, Illinois or at any other office or agency designated by the Company for such purpose pursuant to the Indenture.

7.

Such Securities shall be subject to redemption in whole or in part prior to maturity, at the Company’s option, at the applicable Redemption Price established in accordance with current market practice. “Redemption Price” means at any time prior to November 15, 2030 (three months prior to the maturity of the Securities), the greater of (i) 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to the redemption date, and (ii) the sum of the present values of the principal amount of and remaining scheduled payments of interest on such Securities to be redeemed that would be due if such Securities matured on November 15, 2030 but for the redemption (not including any portion of interest accrued as of the redemption date), discounted from the scheduled payment dates to the redemption date on a semi-annual basis at the appropriate treasury rate plus 15 basis points plus accrued and unpaid interest to the redemption date; provided that if the Securities are redeemed on or after November 15, 2030 (three months prior to the maturity of the Securities), the Redemption Price will equal 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to the redemption date.

The Company shall provide notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of such Securities to be redeemed.

8.	Such Securities shall be issuable in denominations of Two Thousand Dollars ($2,000) and multiples of One Thousand Dollars ($1,000) above that amount.

9.

Such Securities shall be issuable at a price such that the Company shall receive Five Hundred and Ninety-One Million and Seven Hundred and Two Thousand Dollars ($591,702,000) after an underwriting discount of Three Million and Nine Hundred Thousand Dollars ($3,900,000).

10.

Such Securities shall be subject to Defeasance and discharge pursuant to Section 4.02 of the Indenture and to Covenant Defeasance pursuant to Section 10.06 of the Indenture with respect to any term, provision or condition set forth in any negative or restrictive covenant of the Company applicable to such Securities; provided, however, that all references in Section 4.02(i) or Section 10.06(f) of the Indenture to “Holders” shall be deemed to be references to “beneficial owners.”

11.	Such Securities shall be subject to the following change of control repurchase event:

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities by giving notice of such redemption to the Holders of the Securities, the Company will make an offer to each holder of the Securities to repurchase all or any part (in multiples of $1,000) of that holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will send a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

a. accept for payment all Securities or portions of the Securities properly tendered pursuant to the Company’s offer;

b. deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities or portions of the Securities properly tendered; and

c. deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of the Securities being purchased by the Company.

The paying agent will promptly send to each holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Securities are rated below investment grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors delivered to the trustee) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

RESOLVED, that the 2031 Notes are declared to be issued under the Indenture and subject to the provisions hereof;

RESOLVED, that with respect to the Securities of each series, (i) the Company is authorized, if reasonably requested by the Trustee, to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), provided, however, that the Company shall not be required to provide information that it is prohibited legally from disclosing; and (ii) the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability;

RESOLVED, that the President and Chief Executive Officer or any Vice President of the Company is authorized to execute, on the Company’s behalf and in its name, and the Secretary or any Assistant Secretary of the Company is authorized to attest to such execution and under the Company’s seal (which may be in the form of a facsimile of the Company’s seal), $600,000,000 aggregate principal amount of the 2031 Notes (and in addition, Securities to replace lost, stolen, mutilated or destroyed Securities and Securities required for exchange, substitution or transfer, all as provided in the Indenture) and to deliver such Securities to the Trustee for authentication, and the Trustee is authorized and directed thereupon to authenticate and deliver the same to or upon the written order of this Company as provided in the Indenture;

RESOLVED, that the signatures of the Company officers so authorized to execute the Securities of each such series may be the manual or facsimile signatures of the present or any future authorized officers and may be imprinted or otherwise reproduced thereon, and the Company for such purpose adopts each facsimile signature as binding upon it notwithstanding the fact that at the time the respective Securities shall be authenticated and delivered or disposed of, the individual so signing shall have ceased to hold such office;

RESOLVED, that Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are appointed joint bookrunning managers of the underwriters for the issuance and sale of the Securities of each series authorized hereby, and the President and Chief Executive Officer or any Vice President of the Company is authorized, in the Company’s name and on its behalf, to execute and deliver an underwriting agreement with the underwriters, relating to the offering and sale of the Securities authorized hereby;

RESOLVED, that The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, is appointed trustee for the Securities of each series authorized hereby, and as Agent of this Company for the purpose of effecting the registration, transfer and exchange of the Securities of such series as provided in the Indenture, and the corporate trust office of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois is designated pursuant to the Indenture as the office or agency of the Company where the Securities of each series may be presented for registration, transfer and exchange and where notices and demands to or upon this Company in respect of the Securities of each series and the Indenture may be served;

RESOLVED, that The Bank of New York Mellon Trust Company, N.A. is appointed Paying Agent of this Company for the payment of interest on and principal of the Securities of each series authorized hereby and the corporate trust office of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois is designated, pursuant to the Indenture, as the office or agency of the Company where Securities of each series may be presented for payment; and

RESOLVED, that each of the Company’s officers is authorized and directed, on behalf of the Company and in its name, to do or cause to be done everything such officer deems advisable to effect the sale and delivery of the Securities of each series authorized hereby pursuant to the underwriting agreement and otherwise to carry out the Company’s obligations under the underwriting agreement, and to do or cause to be done everything and to execute and deliver all documents as such officer deems advisable in connection with the execution and delivery of an underwriting agreement and the execution, authentication and delivery of the Securities of each series (including, without limiting the generality of the foregoing, delivery to the Trustee of the Securities of each series for authentication and of requests or orders for the authentication and delivery of the Securities of each series).

FORM OF 2.000% NOTE DUE 2031

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE “DEPOSITARY”), TO MASCO CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MASCO CORPORATION

2.000% Note Due 2031

CUSIP No. 574599 BQ8	$[___]

No. R-[___]

Masco Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [___] Dollars on February 15, 2031, and to pay interest thereon from March 4, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 2021, at the rate of 2.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at final maturity will be payable to the person to whom the principal hereof will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of this series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities of this series will constitute part of the Company’s senior debt and will rank on a parity with all of its other unsecured and unsubordinated debt.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

MASCO CORPORATION

By:
Name: John G. Sznewajs
Title: Vice President, Chief Financial Officer

Attest:
Name: Kenneth G. Cole
Title: Vice President, General Counsel and Secretary

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:

The Bank of New York Mellon Trust Company, N.A.

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 12, 2001 as supplemented by the First Supplemental Indenture dated as of November 30, 2006 and the Second Supplemental Indenture dated as of September 18, 2020 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000.

The Securities of this series will be redeemable at the option of the Company, in whole at any time or in part from time to time (each, a “Redemption Date”) at the applicable Redemption Price. “Redemption Price” means, at any time prior to November 15, 2030, the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum, as determined by the Independent Investment Banker, of the present values of the principal amount of and the remaining scheduled payments of interest on the Securities of this series to be redeemed that would be due if such Securities matured on November 15, 2030 but for such redemption (exclusive of interest accrued to such Redemption Date), discounted from the scheduled payment dates to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points plus accrued and unpaid interest thereon to the Redemption Date; provided that if the Securities of this series are redeemed on or after November 15, 2030, “Redemption Price” will equal 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Securities registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture. Notwithstanding Section 11.04 of the Indenture, notice of any such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee written notice of the Redemption Price promptly after the determination thereof and the Trustee shall have no responsibility for determining the Redemption Price.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities of this series by giving notice of such redemption to the Holders of the Securities of this series pursuant to Section 11.04 of the Indenture, the Company will make an offer to the Holders of the Securities of this series to repurchase all or any part (in multiples of $1,000) of such Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased plus any accrued and unpaid interest on the Securities of this series repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will send a notice to each Holder of the Securities of this series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities of this series on the Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice (the “Change of Control Repurchase Event Payment Date”). The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities of this series by virtue of such conflict.

On the Change of Control Repurchase Event Payment Date, the Company will, to the extent lawful:

1.	accept for payment all Securities of this series or portions of the Securities of this series properly tendered pursuant to the Company’s offer;

2.	deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions of the Securities of this series properly tendered; and

3.

deliver or cause to be delivered to the Trustee the Securities of this series properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series being purchased by the Company.

The Paying Agent will promptly send to each Holder of the Securities of this series properly tendered the purchase price for the Securities of this series, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each

Holder a new Security of this series equal in principal amount to any unpurchased portion of any Securities of this series surrendered; provided that each new Security of this series will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

“Below Investment Grade Rating Event” means the Securities of this series are rated below investment grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade by either of the rating agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed (assuming, for this purpose, the Securities matured on November 15, 2030) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc., and its successors.

“Paying Agent” means The Bank of New York Mellon Trust Company, N.A.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors delivered to the Trustee) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means (a) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities of this series, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent

Investment Banker by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. and any successor to its rating agency business.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury price for such Redemption Date.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

This Security will be subject to defeasance and discharge and to defeasance of certain obligations as set forth in the Indenture; provided, however, that all references in Section 4.02(i) and Section 10.06(f) of the Indenture to “Holders” shall be deemed to be references to “beneficial owners.”

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and on face of this Security, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 3.07 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.